Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-286122) of Zentalis Pharmaceuticals, Inc.,
(2) Registration Statement (Form S-8 No. 333-237593) pertaining to the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan,
(3) Registration Statement (Form S-8 No. 333-254506) pertaining to the Zentalis Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan,
(4) Registration Statement (Form S-8 No. 333-287263 and No. 333-277550) pertaining to the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan and the Zentalis Pharmaceuticals, Inc. 2022 Employment Inducement Incentive Award Plan, and
of our report dated March 26, 2026, with respect to the consolidated financial statements of Zentalis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Zentalis Pharmaceuticals, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Diego, California
March 26, 2026